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                                                                    Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-129107) and related Prospectus of Manor Care, Inc. for the registration of $400,000,000 of 2.125% Convertible Senior Notes due 2035 and 10,726,720 shares of its common stock and to the incorporation by reference therein of our reports dated February 4, 2005, with respect to the consolidated financial statements and related financial statement schedule of Manor Care, Inc., Manor Care, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Manor Care, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Toledo, Ohio
December 6, 2005